Exhibit 99.1

Dutch Bros Inc. Reports Third Quarter 2024 Financial Results

Achieves $338 million in Revenues in Quarter, a 28% Increase Year-over-Year
Completes Mobile Order Capability Rollout
Raises Revenue and Adjusted EBITDA Guidance

GRANTS PASS, Ore. - November 6, 2024 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the quick service beverage industry in the United States by location count, today reported financial results for the third quarter ended September 30, 2024.
Christine Barone, Chief Executive Officer and President of Dutch Bros, stated, “We delivered exceptional performance in the third quarter as we executed our strategic and operational initiatives. We believe our brand is resonating with customers, as we had the highest same shop transaction growth quarter in two years, outside of the impact of Leap Day. In the third quarter we delivered a 28% revenue increase and systemwide same shop sales growth of 2.7%, which exceeded our expectations.”
Barone continued, “We believe our refined real estate strategy is working, as we are seeing strong new shop productivity as we have shifted our development focus and elevated our site selection process. We continue to demonstrate remarkable consistency in our shop opening cadence with 38 shop openings in the third quarter. We are making major investments in our development and construction teams and our 2025 pipeline is strong, positioning us to accelerate new shop growth.”
Barone concluded, "In the quarter, we accelerated our mobile order rollout, achieving 90% system and 96% company-operated shop coverage as of September 30th. We have received great feedback from broistas and customers and we believe we are beginning to see the impacts on our business.”
Third Quarter 2024 Highlights
•Opened 38 new shops, 33 of which were company-operated, across 11 states.
•Total revenues grew 27.9% to $338.2 million as compared to $264.5 million in the same period of 2023.
•System same shop sales1 and transactions increased 2.7% and 0.8%, respectively, relative to the same period in 2023. Company-operated same shop sales1 and transactions increased 4.0% and 2.4%, respectively, relative to the same period of 2023.
•Company-operated shop revenues increased 30.4% to $308.3 million, as compared to $236.5 million in the same period of 2023.
•Company-operated shop gross profit was $68.4 million as compared to $57.0 million in the same period of 2023. In the third quarter of 2024, company-operated shop gross margin, which includes 120 bps of pre-opening costs, was 22.2%, a year-over-year decrease of 190 bps.
•Company-operated shop contribution2, a non-GAAP financial measure, grew 23.9% to $90.8 million as compared to $73.3 million in the same period of 2023. In the third quarter of 2024, company-operated shop contribution margin, which includes 120 bps of pre-opening costs, was 29.5%, a year-over-year decrease of 150 bps.

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•Selling, general, and administrative expenses were $57.5 million (17.0% of revenue) as compared to $50.5 million (19.1% of revenue) in the same period of 2023.
•Adjusted selling, general, and administrative expenses2, a non-GAAP financial measure, were $50.3 million (14.9% of revenue) as compared to $40.2 million (15.2% of revenue) in the same period of 2023.
•Net income was $21.7 million as compared to $13.4 million in the same period of 2023.
•Adjusted EBITDA2, a non-GAAP financial measure, grew 20.3% to $63.8 million as compared to $53.0 million in the same period of 2023.
•Adjusted net income2, a non-GAAP financial measure, was $27.7 million as compared to $22.4 million in the same period of 2023.
•Net income per share of Class A and Class D common stock - diluted was $0.11 as compared to $0.07 per share in the same period of 2023.
•Adjusted net income per fully exchanged share of diluted common stock2, a non-GAAP financial measure, was $0.16 as compared to $0.14 in the same period of 2023.
Revised 2024 Outlook
•Total revenues are now projected to be between $1.255 billion and $1.260 billion, up from the prior range of $1.215 billion to $1.230 billion.
•Total system shop openings in 2024 are now expected to be 150, consistent with the previously communicated outlook at the lower end of 150 to 165. Capital expenditures are estimated to be between $245 million to $265 million, down from the prior range of $270 million to $290 million.
•Same shop sales1 growth for 2024 is expected to be approximately 4.25%, from low single digits previously. Same shop sales1 growth for the fourth quarter of 2024 is expected to be between 1% and 2%.
•Adjusted SG&A3 is estimated to be between $195 million and $200 million, from $190 million to $200 million previously.
•Adjusted EBITDA3 is now estimated to be between $215 million and $220 million, up from the prior range of $200 million to $210 million.
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1    Same shop sales is defined in the section “Select Financial Metrics”.
2    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA or Adjusted SG&A to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Josh Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the third quarter ended September 30, 2024.
Event: Third Quarter 2024 Conference Call and Webcast
Date: Wednesday, November 6, 2024
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 950 locations across 18 states as of September 30, 2024.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the success of Dutch Bros’ mobile order capabilities and expansion of such capabilities, estimated capital expenditures, Dutch Bros’ possible or assumed future results of operations, including guidance for 2024, new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “project,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to current expectations regarding Dutch Bros’ leadership performance, the effectiveness of our marketing initiatives and technological advancements, general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 23, 2024, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2024. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2024	2023	2024	2023
REVENUES
Company-operated shops	$308,295	$236,472	$851,648	$630,588
Franchising and other	29,917	28,035	86,581	81,065
Total revenues	338,212	264,507	938,229	711,653

COSTS AND EXPENSES
Cost of sales	248,161	189,323	686,048	519,482
Selling, general and administrative	57,536	50,490	161,866	148,128
Total costs and expenses	305,697	239,813	847,914	667,610

INCOME FROM OPERATIONS	32,515	24,694	90,315	44,043

OTHER EXPENSE
Interest expense, net	(6,869)	(9,325)	(20,259)	(26,269)
Other income (expense), net	764	(140)	7,357	2,206
Total other expense	(6,105)	(9,465)	(12,902)	(24,063)

INCOME BEFORE INCOME TAXES	26,410	15,229	77,413	19,980
Income tax expense	4,698	1,828	17,330	6,259
NET INCOME	$21,712	$13,401	$60,083	$13,721
Less: Net income attributable to non-controlling interests	9,068	9,191	28,437	10,601
NET INCOME ATTRIBUTABLE TO DUTCH BROS INC.	$12,644	$4,210	$31,646	$3,120
Net income per share of Class A and Class D common stock:
Basic	$0.11	$0.07	$0.32	$0.05
Diluted	$0.11	$0.07	$0.32	$0.05
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	113,819	59,366	99,756	57,598
Diluted	114,252	60,214	100,070	57,598

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DUTCH BROS INC.
Segment Financials

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands; unaudited)	2024	2023	2024	2023
Revenues:
Company-operated shops	$308,295	$236,472	$851,648	$630,588
Franchising and other	29,917	28,035	86,581	81,065
Total revenues	338,212	264,507	938,229	711,653
Cost of Sales:
Company-operated shops	239,918	179,480	658,950	492,645
Franchising and other	8,243	9,843	27,098	26,837
Total cost of sales	248,161	189,323	686,048	519,482
Segment gross profit:
Company-operated shops	68,377	56,992	192,698	137,943
Franchising and other	21,674	18,192	59,483	54,228
Total gross profit	90,051	75,184	252,181	192,171
Depreciation and amortization:
Company-operated shops	22,470	16,332	63,202	44,132
Franchising and other	1,022	1,371	3,394	4,029
All other ¹	389	413	888	1,250
Total depreciation and amortization	23,881	18,116	67,484	49,411
Segment contribution:
Company-operated shops	90,847	73,324	255,900	182,075
Franchising and other	22,696	19,563	62,877	58,257
Total segment contribution	113,543	92,887	318,777	240,332
Selling, general and administrative	(57,536)	(50,490)	(161,866)	(148,128)
Interest expense, net	(6,869)	(9,325)	(20,259)	(26,269)
Other income (expense), net	764	(140)	7,357	2,206
Income before income taxes	$26,410	$15,229	$77,413	$19,980
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1 All other depreciation and amortization is included in selling, general and administrative expenses and is not part of the segment contribution calculations.

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	308,295	100.0	236,472	100.0	851,648	100.0	630,588	100.0

Beverage, food and packaging costs	78,060	25.3	61,317	25.9	216,923	25.5	169,702	26.8
Labor costs	85,144	27.6	61,521	26.0	230,807	27.1	168,805	26.8
Occupancy and other costs	50,693	16.4	36,126	15.3	136,466	16.0	99,327	15.8
Pre-opening costs	3,551	1.2	4,184	1.8	11,552	1.4	10,679	1.7
Depreciation and amortization	22,470	7.3	16,332	6.9	63,202	7.4	44,132	7.0
Company-operated shop costs and expenses	239,918	77.8	179,480	75.9	658,950	77.4	492,645	78.1
Company-operated shops gross profit	68,377	22.2	56,992	24.1	192,698	22.6	137,943	21.9
Company-operated shops contribution [1]	90,847	29.5	73,324	31.0	255,900	30.0	182,075	28.9
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Nine Months Ended September 30,
(in thousands; unaudited)	2024	2023
Net cash provided by operating activities	$184,195	$94,906
Net cash used in investing activities	(169,363)	(167,461)
Net cash provided by financing activities	132,757	202,163
Net increase in cash and cash equivalents	$147,589	$129,608
Cash and cash equivalents at beginning of period	133,545	20,178
Cash and cash equivalents at end of period	$281,134	$149,786

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$281,134	$133,545
Accounts receivable, net	10,362	9,124
Inventories, net	38,381	46,953
Prepaid expenses and other current assets	12,168	15,637
Total current assets	342,045	205,259
Property and equipment, net	662,759	542,440
Finance lease right-of-use assets, net	377,561	382,734
Operating lease right-of-use assets, net	301,896	199,673
Intangibles, net	3,455	5,415
Goodwill	21,629	21,629
Deferred income tax assets, net	718,543	402,995
Other long-term assets	3,628	3,865
Total assets	$2,431,516	$1,764,010
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$31,880	$29,957
Accrued compensation and benefits	39,106	31,405
Other accrued liabilities	26,162	15,770
Other current liabilities	5,962	6,423
Deferred revenue	35,738	30,349
Current portion of finance lease liabilities	12,845	9,482
Current portion of operating lease liabilities	12,987	10,239
Current portion of long-term debt	15,746	4,491
Total current liabilities	180,426	138,116
Deferred revenue, net of current portion	6,367	6,676
Finance lease liabilities, net of current portion	369,206	367,775
Operating lease liabilities, net of current portion	293,474	191,419
Long-term debt, net of current portion	224,361	93,175
Tax receivable agreements liability	605,003	290,920
Other long-term liabilities	8	8
Total liabilities	1,678,845	1,088,089
Equity:
Common stock	1	2
Additional paid in capital	506,785	379,391
Accumulated other comprehensive income	310	544
Retained earnings (accumulated deficit)	16,054	(15,592)
Total stockholders' equity attributable to Dutch Bros Inc.	523,150	364,345
Non-controlling interests	229,521	311,576
Total equity	752,671	675,921
Total liabilities and equity	$2,431,516	$1,764,010

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except number of shops data; unaudited)	2024	2023	2024	2023
Shop count, beginning of period
Company-operated	612	473	542	396
Franchised	300	281	289	275
	912	754	831	671
Company-operated new openings	33	37	103	114
Franchised new openings	5	2	16	8
Re-openings [1]	—	1	—	1
Shop count, end of period
Company-operated	645	510	645	510
Franchised	305	284	305	284
Total shop count	950	794	950	794

Systemwide AUV [2]	N/A	N/A	$2,004	$1,950
Company-operated shops AUV [2]	N/A	N/A	$1,921	$1,901

Systemwide same shop sales [3,4]	2.7%	4.0%	5.2%	2.1%
Ticket	1.9%	9.5%	5.6%	7.6%
Transactions	0.8%	(5.5)%	(0.4)%	(5.5)%
Company-operated same shop sales [3]	4.0%	2.8%	6.3%	0.5%
Ticket	1.6%	9.1%	5.3%	7.6%
Transactions	2.4%	(6.3)%	1.0%	(7.1)%

Systemwide sales [4]	$478,765	$391,286	$1,342,750	$1,069,284
Company-operated operating weeks [5]	8,212	6,400	23,195	17,576
Franchising and other operating weeks [5]	3,955	3,703	11,576	10,881
Dutch Rewards transactions as a percentage of total transactions [6]	67.2%	63.1%	66.8%	64.2%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop revenues	308,295	100.0	236,472	100.0	851,648	100.0	630,588	100.0
Company-operated gross profit	68,377	22.2	56,992	24.1	192,698	22.6	137,943	21.9
Company-operated shop contribution [7]	90,847	29.5	73,324	31.0	255,900	30.0	182,075	28.9
Selling, general, and administrative expenses	57,536	17.0	50,490	19.1	161,866	17.3	148,128	20.8
Adjusted selling, general, and administrative expenses [7]	50,268	14.9	40,154	15.2	138,321	14.7	115,311	16.2
Net income	21,712	6.4	13,401	5.1	60,083	6.4	13,721	1.9
Adjusted EBITDA [7]	63,762	18.9	53,008	20.0	181,461	19.3	125,487	17.6

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___________
1    Re-opening of a shop that was temporarily closed in 2021.
2    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shop net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
3    Same shop sales reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer as of the first day of the reporting period. Same shop sales can be impacted by changes in customer transaction counts and by changes in the per-ticket amounts. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Systemwide shop base	716	572	641	503
Company-operated shop base	438	310	370	246
4    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
6    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
7    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

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Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, executive transitions, (gain) loss on the remeasurement of the liability related to the TRAs, legal proceedings, sale of Aircraft, and organization realignment and restructuring costs.
Adjusted EBITDA in dollars (as defined), taken as a percentage of total revenue.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation expense, expenses associated with equity offerings, executive transitions, legal proceedings, and organization realignment and restructuring costs.
Adjusted selling, general, and administrative in dollars (as defined), taken as a percentage of total revenue.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income, excluding equity-based compensation expense, expenses associated with equity offerings, executive transitions, (gain) loss on the remeasurement of the liability related to the TRAs, legal proceedings, sale of Aircraft, organization realignment and restructuring costs, and income tax effects of items excluded from net income.

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Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of restricted stock awards and units, as well as the assumed exchange of all of the Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, expenses associated with equity offerings, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, legal proceedings, sale of Aircraft, organization realignment and restructuring costs, income tax effects of items excluded from net income, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock and related net income adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock awards and restricted stock units in Dutch Bros Inc. to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our equity offerings, including secondary offerings by TSG Consumer Partners, L.P. and certain of its affiliates. These costs include, but are not limited to, legal fees, consulting fees, tax fees, and accounting fees.
Executive transitions
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023, and amortized through the first quarter of 2024.

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TRAs remeasurements
(Gain) loss impacts related to adjustments of our TRAs liabilities.
Legal proceedings
Loss accrual related to certain legal disputes.
Sale of Aircraft
Gain impact related to the sale of our airplane, hangar and related equipment to our Co-Founder.
Organization realignment and restructuring
Fees and costs, including consulting, employee-related and other costs, in connection with our comprehensive initiative to develop and implement a long-term strategy involving changes to our organizational structure to support our growth. This initiative resulted in realignment activities that occurred in 2023, and restructuring activities that commenced in 2024, and are expected to continue for at least the next year. Given this strategic initiative's magnitude and scope, we do not expect such costs will recur in the foreseeable future, and do not consider such costs reflective of the ongoing costs necessary to operate our business.
Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock awards and units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average LLC interests for shares of Class A common stock
Weighted-average of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. that are assumed to be exchanged for Dutch Bros Inc. Class A common stock.
Controlling and non-controlling interest adjustments
Adjustments to controlling and non-controlling interests to align the numerator of the net income per share to the denominator, which assumes the full exchange of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	68,377	22.2	56,992	24.1	192,698	22.6	137,943	21.9
Depreciation and amortization	22,470	7.3	16,332	6.9	63,202	7.4	44,132	7.0
Company-operated shop contribution	90,847	29.5	73,324	31.0	255,900	30.0	182,075	28.9

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	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income	21,712	6.4	13,401	5.1	60,083	6.4	13,721	1.9
Depreciation and amortization	23,881	7.1	18,116	6.8	67,484	7.2	49,411	6.9
Interest expense, net	6,869	2.0	9,325	3.5	20,259	2.2	26,269	3.7
Income tax expense	4,698	1.4	1,828	0.7	17,330	1.8	6,259	0.9
EBITDA	57,160	16.9	42,670	16.1	165,156	17.6	95,660	13.4
Equity-based compensation	2,961	0.9	9,698	3.7	8,220	0.8	29,017	4.0
Expenses associated with equity offerings	—	—	—	—	1,489	0.2	—	—
Executive transitions	—	—	225	0.1	75	—	600	0.1
TRAs remeasurements	—	—	415	0.1	(5,687)	(0.6)	(1,740)	(0.2)
Legal proceedings	—	—	—	—	—	—	1,950	0.3
Sale of Aircraft	(550)	(0.2)	—	—	(1,302)	(0.1)	—	—
Organization realignment and restructuring:
Employee-related costs	3,998	1.2	—	—	13,287	1.4	—	—
Other costs	193	0.1	—	—	223	—	—	—
Total organization realignment and restructuring	4,191	1.3	—	—	13,510	1.4	—	—
Adjusted EBITDA	63,762	18.9	53,008	20.0	181,461	19.3	125,487	17.6

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative	57,536	17.0	50,490	19.1	161,866	17.3	148,128	20.8
Depreciation and amortization	(389)	—	(413)	(0.1)	(888)	(0.2)	(1,250)	(0.2)
Equity-based compensation	(2,688)	(0.8)	(9,698)	(3.7)	(7,583)	(0.8)	(29,017)	(4.0)
Expenses associated with equity offerings	—	—	—	—	(1,489)	(0.2)	—	—
Executive transitions	—	—	(225)	(0.1)	(75)	—	(600)	(0.1)
Legal proceedings	—	—	—	—	—	—	(1,950)	(0.3)
Organization realignment and restructuring:
Employee-related costs	(3,998)	(1.2)	—	—	(13,287)	(1.4)	—	—
Other costs	(193)	(0.1)	—	—	(223)	—	—	—
Total organization realignment and restructuring	(4,191)	(1.3)	—	—	(13,510)	(1.4)	—	—
Adjusted selling, general, and administrative	50,268	14.9	40,154	15.2	138,321	14.7	115,311	16.2

Dutch Bros Inc.| Earnings Release | 14

	Three Months Ended September 30,
(in thousands; unaudited)	2024	2023
Net income	$21,712	$13,401
Equity-based compensation	2,961	9,698
Executive transitions	—	225
TRAs remeasurements	—	415
Sale of Aircraft	(550)	—
Organization realignment and restructuring:
Employee-related costs	3,998	—
Other costs	193	—
Subtotal: Organization realignment and restructuring	4,191	—
Income tax effects	(652)	(1,327)
Adjusted net income	$27,662	$22,412

	Three Months Ended September 30,
(in thousands, except per share amounts; unaudited)	2024	2023
Weighted-average shares of Class A and Class D common stock outstanding - basic	113,819	59,366
Dilutive effects of restricted stock awards and units	433	848
Weighted-average shares of Class A and Class D common stock outstanding - diluted	114,252	60,214
Assumed exchange of weighted-average Dutch Bros OpCo Class A common units for shares of Dutch Bros Inc. Class A common stock	63,369	105,756
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	177,621	165,970

Net income per share of Class A and Class D common stock - diluted	$0.11	$0.07
Controlling and non-controlling interest adjustments	0.01	0.02
Equity-based compensation	0.02	0.06
Executive transitions	—	—
TRAs remeasurements	—	—
Sale of Aircraft	—	—
Organization realignment and restructuring:
Employee-related costs	0.02	—
Other costs	—	—
Subtotal: Organization realignment and restructuring	0.02	—
Income tax effects	—	(0.01)
Adjusted net income per fully exchanged share of diluted common stock	$0.16	$0.14

Dutch Bros Inc.| Earnings Release | 15

For Investor Relations inquiries:
Jeff Priester
ICR
(332) 242-4370
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

Dutch Bros Inc.| Earnings Release | 16